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                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2002-3

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Section 7.3 Indenture                                                                 Distribution Date:                4/15/2004
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
(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                                           0.00
             Class B Principal Payment                                                           0.00
             Class C Principal Payment                                                           0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                                           0.00
             Class B Principal Payment                                                           0.00
             Class C Principal Payment                                                           0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                                           1,367,100.00
             Class B Note Interest Requirement                                             139,241.67
             Class C Note Interest Requirement                                             246,450.00
                       Total                                                             1,752,791.67

        Amount of the distribution allocable to the interest on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                                                1.08500
             Class B Note Interest Requirement                                                1.32611
             Class C Note Interest Requirement                                                1.82556

(iii)        Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                                             1,260,000,000
             Class B Note Principal Balance                                               105,000,000
             Class C Note Principal Balance                                               135,000,000

(iv)         Amount on deposit in Owner Trust Spread Account                            15,000,000.00

(v)          Required Owner Trust Spread Account Amount                                 15,000,000.00
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                                                    By:
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                                                    Name:  Patricia M. Garvey
                                                    Title: Vice President